Exhibit 5

May 6, 2008

Legg Mason, Inc.

100 Light Street

Baltimore, Maryland 21202

Ladies and Gentlemen:

You have requested me, as Secretary and Deputy General Counsel of Legg Mason, Inc. (the “Company”), to render my opinion in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the automatic shelf registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the Commission relating to the offering from time to time pursuant to Rule 415 under the Securities Act  of an indeterminate amount of the Company’s: (i) debt securities (“Debt Securities”); (ii) debt securities (“Convertible Debt Securities”) convertible or exchangeable into shares of Common Stock, par value $.10 per share (“Common Stock”), of the Company, shares of Preferred Stock, par value $10.00 per share (“Preferred Stock”) of the Company, other Debt Securities or securities of another company; (iii) warrants to purchase Debt Securities or Convertible Debt Securities (the “Debt Warrants”); (iv) shares of Common Stock; (v) warrants to purchase shares of Common Stock (“Common Stock Warrants”); (vi) shares of Preferred Stock, which may be convertible into Preferred Stock or Common Stock or exchangeable for Debt Securities or Convertible Debt Securities; (vii) warrants to purchase shares of Preferred Stock (“Preferred Stock Warrants”); (viii) stock purchase contracts obligating holders to purchase shares of Common Stock, Preferred Stock or other securities at a future date or dates (the “Stock Purchase Contracts”); and (ix) equity units comprised of a Stock Purchase Contract and debt securities or debt obligations of third parties, including U.S. Treasury securities, securing the obligations of the holders of the equity units to purchase the securities under the Stock Purchase Contracts (the “Equity Units”), in each case as shall be designated by the Company at the time of the offering.

The Common Stock Warrants, Debt Warrants and Preferred Stock Warrants are collectively referred to as the “Warrants;” and the Debt Securities, Convertible Debt Securities, Common Stock, Warrants, Preferred Stock, Stock Purchase Contracts and Equity Units are collectively referred to as the “Securities.”

The Debt Securities and Convertible Debt Securities will be issued in one or more series and may be either senior debt securities (including senior debt securities convertible or exchangeable into shares of Common Stock, shares of Preferred Stock, Debt Securities, Convertible Debt Securities or securities of another company) (“Senior Securities”) issued pursuant to an Indenture (the “Senior Indenture”) between the

Company and The Bank of New York, as trustee (the “Senior Trustee”), or subordinated debt securities (including subordinated debt securities convertible or exchangeable into shares of Common Stock, shares of Preferred Stock, Debt Securities, Convertible Debt Securities or securities of another company) (“Subordinated Securities”) issued pursuant to an Indenture (the “Subordinated Indenture”) between the Company and The Bank of New York, as trustee (the “Subordinated Trustee”).  The Preferred Stock will be issued in one or more series and the terms and conditions of the Preferred Stock will be set forth in Articles Supplementary to the Articles of Incorporation of the Company in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (the “Articles Supplementary”).  The Common Stock Warrants will be issued in one or more series under one or more common stock warrant agreements in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a “Common Stock Warrant Agreement”). The Debt Warrants will be issued in one or more series under one or more debt warrant agreements in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a “Debt Warrant Agreement”). The Preferred Stock Warrants will be issued in one or more series under one or more preferred stock warrant agreements in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a “Preferred Stock Warrant Agreement”; and together with the Common Stock Warrant Agreement and the Debt Warrant Agreement, the “Warrant Agreements”). The Stock Purchase Contracts will be issued in one or more series under one or more stock purchase contract agreements in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a “Stock Purchase Contract Agreement”).  The Equity Units will be issued in one or more series under one or more unit agreements in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (an “Equity Unit Agreement”).

In my capacity as Secretary and Deputy General Counsel of the Company, I am familiar with the Company’s Articles of Incorporation and By-laws, as amended to date, and have examined the originals, or copies certified or otherwise identified to my satisfaction, of corporate records of the Company, statutes and other instruments and documents as the basis for the opinions expressed herein.  I am familiar with the form of Senior Indenture, the form of the Subordinated Indenture, the form of certificate representing Common Stock, the Common Stock, and the form of Debt Securities.  In my examinations, I have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to me and the conformity of authentic originals of all documents submitted to me as copies.  As to factual matters, I have relied upon the truthfulness of the representations made in certificates of public officials and officers of the Company.

Based upon the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that:

1.             The Company is a corporation validly existing and in good standing under the laws of the State of Maryland.

2.             The Senior Indenture, the Subordinated Indenture, the Debt Securities and the Convertible Debt Securities the Warrant Agreements, Stock Purchase Contract Agreement, Equity Unit Agreement, Common Stock Warrants, Preferred Stock Warrants, Debt Warrants, Stock Purchase Contracts and Equity Units, when authorized by the Board of Directors of the Company and executed by a duly authorized officer of the Company, will have been duly authorized by the Company.

3.             When appropriate corporate action has been taken by the Company to authorize the issuance of shares of Common Stock, such Common Stock, when issued, delivered and paid for as contemplated in the Registration Statement or issued upon conversion, exchange, exercise or settlement in accordance with the terms of the Convertible Debt Securities, Preferred Stock, Common Stock Warrants or Stock Purchase Contracts, will be validly issued, fully paid and non-assessable.

4.             When appropriate corporate action has been taken by the Company to fix the terms of one or more series of the Preferred Stock as contemplated in the Registration Statement, to authorize the execution and filing with the State Department of Assessments and Taxation in Maryland of Articles Supplementary relating thereto and to authorize the issuance of shares thereof, and when such Articles Supplementary shall have been so executed and filed by the Company and Preferred Stock with the terms so fixed shall have been duly issued and delivered by the Company against payment of the consideration therefore or upon conversion, exchange, exercise or settlement in accordance with the terms of the Convertible Debt Securities, Preferred Stock Warrants or Stock Purchase Contracts, as the case may be, such Preferred Stock will be validly issued, fully paid and non-assessable.

I am admitted to practice law in the State of Maryland.  The opinions set forth herein are limited to matters of the General Corporation Law of the State of Maryland and are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including, without limitation, all laws relating to fraudulent transfers) and (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).  I am furnishing this opinion solely for your benefit and, as to certain matters of Maryland law, for the benefit of your counsel, Shearman & Sterling LLP.  It may not be relied upon by any other person without my express written consent.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name therein and in the Prospectus.  In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Thomas C. Merchant
Thomas C. Merchant
Secretary and Deputy General Counsel